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                                                             EXHIBIT 10.11(b)


                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


     THIS SECOND AMENDMENT to the Employment Agreement dated as of January 1, 1992, as amended by an Amendment dated as of January 1, 1993, ("the Employment Agreement") between the parties hereto is entered into as of the first day of January, 1994, by Chicago Title and Trust Company, an Ilinois corporation ("Employer"), Alleghany Corporation, a Delaware corporation ("Guarantor"), and Richard P. Toft ("Employee").

                                  WITNESSETH:
     WHEREAS, Employee is employed by Employer as its President and Chief Executive Officer under terms and conditions set forth in the Employment Agreement; and

     WHEREAS, Employer, Employee and Guarantor desire to amend the Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. By no less than 60 days' written notice to Employer and Guarantor, Employee may terminate his employment with Employer, with or without "good reason," as of any date
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specified in such notice from October 1, 1994 to December 30, 1994 (inclusive).

     2. If Employee terminates his employment pursuant to Paragraph 1 hereof, he shall be entitled to all of the benefits provided by Paragraph 6(d) of the Employment Agreement.

     3. If, pursuant to Paragraph 1 hereof, Employer terminates his employment as of a date from October 1, 1994 to October 30, 1994 (inclusive), Employee's annual bonus and long-term incentive compensation shall be calculated under the applicable incentive compensation plans of Employer on the basis of his actual period of employment with Employer. If, pursuant to Paragraph 1 hereof, Employee terminates his employment as of a date from October 31, 1994 to December 30, 1994 (inclusive), Employee's annual bonus and long-term incentive compensation shall be calculated under the applicable incentive compensation plans of Employer as if his employment by Employer had continued through December 31, 1994.

     4. Notwithstanding any provision of the Employment Agreement to the contrary, Employee shall have no right to


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terminate his employment with Employer, whether for "good reason" or otherwise, prior to October 1, 1994.

     5. Guarantor. Except as expressly provided in Paragraph 22 of the Employment Agreement, Guarantor shall have no liabilities or obligations, as guarantor or otherwise, under the Employment Agreement as amended by this Second Amendment.

     6. Defined Terms. All terms used in this Second Amendment shall have the meanings assigned to them in the Employment Agreement.

     7. Board Approval. The rights and obligations of each of Employer, Guarantor and Employee under this Second Amendment are contingent upon the approval or ratification by the board of directors of Employer of the execution of this Second Amendment on its behalf.

     IN WITNESS WHEREOF, Employee has hereunto set his hand, and Employer and Guarantor have caused these presents to be


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executed on their behalf, all as of the day and year first above written.

                                                 CHICAGO TITLE AND TRUST COMPANY




                                                 By/s/ Thomas B. Green
                                                   --------------------------
                                                   Senior Vice President and
                                                     General Counsel


                                                 ALLEGHANY CORPORATION



                                                 By/s/ John J. Burns, Jr.
                                                   --------------------------
                                                          President



                                                   / s/ Richard P. Toft
                                                   --------------------------
                                                        Richard P. Toft



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